SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

(X)	Preliminary Information Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
( )	Definitive Information Statement

COLUMBUS VENTURES INC.
(Name of Registrant as Specified in Charter)

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COLUMBUS VENTURES INC.
 2911 Turtle Creek Blvd, Suite 300
Dallas, TX 75219
Tel: (214) 599-8380

NOTICE OF ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

June 16, 2008

TO THE STOCKHOLDERS OF
COLUMBUS VENTURES INC.:

NOTICE IS HEREBY GIVEN that stockholders holding a majority of voting power of Columbus Ventures Inc. (the “Company”) have, by written consent in lieu of a special meeting of the stockholders of the Company, approved an amendment to the Company’s Articles of Incorporation to change the Company’s name from “Columbus Ventures Inc.” to “Bald Eagle Energy Inc.” (the “Name Change”).

The Name Change is expected to be effected on or about July 17, 2008 .

The attached Information Statement is being circulated to provide you with notice that the stockholders holding a majority of the voting power of the Company’s common stock have, by written consent, approved of the Name Change. No further vote or action by the Company’s stockholders is required. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Name Change cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders.

This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the Name Change.

COLUMBUS VENTURES INC.
By Order of the Board of Directors,

/s/ Alvaro Vollmers
Alvaro Vollmers
Chief Executive Officer and
Chief Financial Officer

COLUMBUS VENTURES INC.
 2911 Turtle Creek Blvd, Suite 300
Dallas, TX 75219
Tel: (214) 599-8380

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.001, of Columbus Ventures Inc., a Nevada corporation (the “Company”). The purpose of this Information Statement is to provide notice that stockholders holding an aggregate 56.6% of the Company’s outstanding common stock have, by written consent, approved of an amendment to the Articles of Incorporation to change the name of the Company from “Columbus Ventures Inc.” to “Bald Eagle Energy Inc.” (the “Name Change”).

This Information Statement will be mailed on or about June 27, 2008 to those persons who were stockholders of the Company as of the close of business on April 30, 2008. The Name Change is expected to become effective on or about July 17, 2008 . The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

As the stockholders of the Company holding 56.6% of the Company’s common stock have already approved the Name Change by written consent, the Company is not seeking approval for the Name Change from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Name Change. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Name Change as required by the Securities Exchange Act of 1934 (the “Exchange Act”).

ACTION TAKEN BY WRITTEN CONSENT

The Company’s Board of Directors approved the Name Change effective April 25, 2008 and fixed April 30, 2008 (the “Record Date”) as the record date for determining the stockholders entitled to give written consent to the Name Change. Stockholders holding an aggregate 10,000,000 shares of the Company’s outstanding common stock as of the Record Date, being equal to 56.6% of the number of shares then outstanding, have executed written consent resolutions approving the Name Change. On May 5, 2008, the Company effected a 4-for-1 stock split of its common stock. As a result, the stockholders approving the Name Change held 40,000,000 shares of the Company’s outstanding common stock as of May 5, 2008, being equal to 56.6% of the number of shares outstanding.

Pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”), the approval of a majority of the Company’s voting power is required in order to effect the Name Change. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of the Company’s stockholders to approve the Name Change by providing that, unless Company’s Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company’s voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change as early as possible, the Company’s Board of Directors resolved to proceed with the Name Change by written consent of the Company’s stockholders.

EXPECTED DATE FOR EFFECTING THE NAME CHANGE

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Name Change cannot be effected until twenty (20) days after the date this Information Statement is sent to the Company’s stockholders. This Information Statement will be sent on or about June 27, 2008 (the “Mailing Date”) to the stockholders of the Company as of the Record Date. The Company expects to effect the Name Change by filing a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date. The effective date of the Name Change is expected to be July 17, 2008 (the “Effective Date”).

OUTSTANDING VOTING STOCK OF THE COMPANY

The Board of Directors of the Company fixed the close of business on April 30, 2008 as the Record Date for determining the stockholders entitled to approve the Name Change and to receive copies of this Information Statement. As of the Record Date, there were 17,667,150 shares of common stock outstanding. On May 5, 2008, the Company effected a 4-for-1 stock split of its common stock. As a result, the Company’s issued and outstanding increased from 17,667,150 to 70,668,600. The Company’s common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s common stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of the Company’s voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown, subject to applicable community property laws.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
DIRECTORS AND EXECUTIVE OFFICERS
Common Stock	Alvaro Vollmers Director, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer	2,000,000(2) Direct	11.3%
Common Stock	All Directors and Executive Officers as a Group (1 person)	2,000,000	11.3%
5% STOCKHOLDERS
Common Stock	John Graham Rhoden 15 Victorian Crescent, Town Moor Doncaster, South Yorkshire England DN2 5BP	8,000,000(3) Direct	45.3%
Common Stock	Alvaro Vollmers Alfredo Salazar, 661 Dpto 101 San Isidro, Lima 27 Peru	2,000,000(2) Direct	11.3%
(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the Record Date. As of the Record Date, there were 17,667,150 shares of the Company’s common stock issued and outstanding. On May 5, 2008, the Company effected a 4-for-1 stock split of its common stock. As a result, the Company’s issued and outstanding increased from 17,667,150 to 70,668,600 as of May 5, 2008.

(2)

The number of shares listed as beneficially owned by Mr. Vollmers is as of the Record Date. On May 5, 2008, the Company effected a 4-for-1 stock split of its common stock. As a result of the stock split, such shares held by Mr. Vollmers became 8,000,000 shares of the Company’s common stock.

(3)

The number of shares listed as beneficially owned by Mr. Rhoden is as of the Record Date. On May 5, 2008, the Company effected a 4-for-1 stock split of its common stock. As a result of the stock split, such shares held by Mr. Rhoden became 32,000,000 shares of the Company’s common stock.

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

On April 25, 2008, the Company’s Board of Directors unanimously executed a written consent authorizing and recommending that the Company’s stockholders approve a proposal to effect the Name Change. Effective as of the Record Date, stockholders holding a majority of the Company’s outstanding common stock executed a written consent authorizing and approving the Name Change. A Certificate of Amendment to the Company’s Articles of Incorporation is expected to be filed with the Nevada Secretary of State with respect to the Name Change twenty (20) days after the date this Information Statement is sent to the Company’s stockholders. The Effective Date of the Name Change is expected to be July 17, 2008 . However, pursuant to the written consent resolutions executed by stockholders holding a majority of the Company’s outstanding common stock and Section 78.390 of the NRS, the Company’s Board of Directors reserves the right to abandon the Name Change at any time prior to the Effective Date if they deem it appropriate to do so.

The Company’s Board of Directors approved the Name Change in order to more accurately reflect the Company’s current business activities, being the acquisition and exploration of oil and natural gas properties and prospects.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Name Change.

NO DISSENTER’S RIGHTS

Under the NRS, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the Name Change, and the Company will not independently provide its stockholders with any such right.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding the business, financial condition, and other matters of the Company pursuant to and in accordance with the Exchange Act. You may read and copy the reports, proxy statements, and other information filed by the Company at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information about the public reference facilities. The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission. All inquiries regarding the Company should be addressed to the principal executive offices of the Company at 810 Peace Portal Drive, Suite 210, Blaine, WA 98230.

COLUMBUS VENTURES INC.
BY ORDER OF THE BOARD OF DIRECTORS

Date: June 16, 2008
/s/ Alvaro Vollmers
Alvaro Vollmers
Chief Executive Officer and Chief Financial Officer